EXHIBIT 99.2

Harbinger Capital Partners Special Situations Fund, L.P.

555 Madison Avenue, 16th Floor

New York, New York 10022

May 20, 2008

Salton, Inc.

3633 Flamingo Road

Miramar, Florida 94111

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) sets forth the commitment of Harbinger Capital Partners Master Fund I, Ltd. (the “Fund”), subject to the terms and conditions contained herein, to (i) purchase shares of Series E Convertible Participating Preferred Stock (the “Series E Preferred Stock”) of Salton, Inc., a Delaware corporation (the “Purchaser”), having the rights set forth in a Certificate of Designation substantially in the form attached hereto as Exhibit A (the “Series E Certificate of Designation”) or, if a sufficient number of shares of common stock of the Purchaser (the “Common Stock”) have been authorized in compliance with the DGCL and other applicable law as of the Closing Date, purchase shares of Common Stock; (ii) contribute to the Purchaser an amount of outstanding 7 3/8% Senior Subordinated Notes due 2015 of Spectrum Brands, Inc., a Wisconsin corporation (“Spectrum Brands”), taking into account principal and accrued and unpaid interest thereon as of the close of business on the date immediately preceding the Closing Date, equal to $41,500,000 , as adjusted in accordance with Section 1, (such principal amount, the “Contributed Senior Subordinated Notes” and such amount of accrued and unpaid interest thereon, the “Contributed Senior Interest”); and (iii) contribute to the Purchaser an amount of outstanding Variable Rate Toggle Senior Subordinated Notes due 2013 of Spectrum Brands, taking into account principal amount (including any increase in principal amount pursuant to the terms of such notes since the issue date thereof) and accrued and unpaid interest thereon as of the close of business on the date immediately preceding the Closing Date, equal to $32,666,666.67 , as adjusted in accordance with Section 1, (such principal amount, the “Contributed PIK Notes” and such amount of accrued and unpaid interest thereon, the “Contributed PIK Interest”). It is contemplated that, pursuant to and subject to the terms and conditions of a Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) to be entered into by and among the Purchaser, Applica Pet Products LLC, a Delaware limited liability company (“Newco”), and Spectrum Brands, the Purchaser and Newco will, directly or indirectly, purchase the Transferred Equity Interests of the Transferred Entities (the “Transaction”). In connection with the Purchase Agreement, the Fund (together with the Other Fund (as defined below)) will provide a limited guarantee in favor of Spectrum Brands for certain obligations of the Purchaser and Newco in substantially the form attached hereto as Exhibit B. Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Purchase Agreement, except as otherwise provided.

Concurrently with the execution and delivery of this Letter Agreement, Harbinger Capital Partners Master Fund I, Ltd. (the “Other Fund”) will execute and deliver a letter agreement (the “Other Fund Commitment”) pursuant to which it will agree to provide the Purchaser with additional equity financing required in connection with the Transaction on the terms and conditions set forth in such letter agreement (the “Other Fund Commitment Amounts”).

1.         Commitment. The Fund shall, subject only to the terms and conditions set forth in Section 2 (and unless this Letter Agreement is terminated pursuant to Section 11 herein), on the Closing Date, purchase that number of shares of Series E Preferred Stock equal to the Preferred Share Number (as defined below)in consideration of (i) a cash payment to the Purchaser in the amount of $240,833,333.33 (the “Cash Amount”); (ii) a contribution to the Purchaser of the Contributed Senior Subordinated Notes and the Contributed Senior Interest; and (iii) a contribution to the Purchaser of the Contributed PIK Notes and the Contributed PIK Interest ((i), (ii) and (iii) collectively, the “Commitment”), solely for the purpose of allowing the Purchaser to fund a portion of the purchase price of the Transferred Equity Interests (and fees and expenses incurred in connection therewith); provided, that the Fund shall not, under any circumstances, be obligated to contribute more than the Commitment to the Purchaser except to the extent of an increase in the Purchase Price resulting from a Closing Adjustment as described below; provided, further, that if on the Closing Date the Purchaser has authorized, in compliance with the DGCL and other applicable law, a sufficient number of shares of Common Stock, the Fund shall purchase in consideration for the Commitment, in lieu of and in satisfaction of its obligations to purchase shares of Series E Preferred Stock as set forth herein, the number of shares of Common Stock equal to the quotient of (A) the Preferred Share Number multiplied by 1,000, and (B) 0.38 (such denominator to be adjusted for stock splits, stock dividends, combinations or other recapitalizations of shares of the Common Stock occurring after the date hereof and prior to the Closing). The Fund may effect the purchase of shares of Series E Preferred Stock (or shares of Common Stock, as applicable) directly or indirectly through one or more affiliated entities; provided, that any such affiliated entity purchasing shares of Series E Preferred Stock (or shares of Common Stock, as applicable) shall enter into a written agreement reasonably satisfactory to the Purchaser containing the same terms and provisions as the Voting Agreement dated May 20, 2008 between the Purchaser and the Fund (the “Voting Agreement”).

Notwithstanding the foregoing, (A) if the purchase price of the Transferred Equity Interests is reduced on the Closing Date in accordance with the terms of the Purchase Agreement, the Purchaser may, in its sole discretion, decrease the Commitment proportionately across (x) the Cash Amount, (y) the Contributed Senior Subordinated Notes and Contributed Senior Interest and (z) the Contributed PIK Notes and Contributed PIK Interest, in such a manner that the Purchaser will have the cash consideration, Contributed Senior Subordinated Notes, Contributed Senior Interest, Contributed PIK Notes and Contributed PIK Interest, in each case equal to the face amount required to be delivered to Spectrum Brands under the Purchase Agreement and (B) the Purchaser may, in its sole discretion, decrease the Cash Amount dollar for dollar to the extent it determines, in its sole discretion, to finance any expenses related to the transactions contemplated by the Purchase Agreement and/or a portion of the cash portion of the purchase price of the Transfer Equity Interests with proceeds of any debt financing. Notwithstanding anything to the contrary contained herein, the Purchaser may request, and the Fund shall, if requested, increase the Commitment by increasing the Cash Amount to the extent that the Closing Adjustment increases the Purchase Price; provided, however, that such request for an increase to the Cash Amount shall be made to the Fund and the Other Fund proportionally based on the Commitment of the Fund and the Other Fund Commitment Amounts.

For purposes hereof:

“Preferred Share Number” means, the quotient of (A) the Sum of the Securities and (B) 1,000.

“Sum of the Securities” means, the difference between:

(A) the sum of (a) $240,833,333.33, (b) the Fair Market Value of the Contributed PIK Notes, (c) the Fair Market Value of the Contributed Senior Subordinated Notes, (d) the Contributed Senior Interest and (e) the Contributed PIK Interest, and

(B) the product of (a) 0.38 and (b) the sum of (i) the excess, if any, of (x) the amount realized for income tax purposes by the Purchaser (or Newco) in the Transaction with respect to the Contributed Senior Subordinated Notes over (y) the Purchaser’s (or Newco's) tax basis in such Contributed Senior Subordinated Notes immediately after the Commitment, and (ii) the excess, if any, of (x) the amount realized for income tax purposes by the Purchaser (or Newco) in the Transaction with respect to the Contributed PIK Notes over (y) the Purchaser’s (or Newco's) tax basis in such Contributed PIK Notes immediately after the Commitment.

“Fair Market Value” with respect to the Contributed PIK Notes or the Contributed Senior Subordinated Notes, as applicable, means (i) the aggregate average closing prices of, or the average of the latest bid and asked quotations for such notes for any trading day, as reported on Bloomberg, in each case for the ten trading days on which the applicable notes have traded immediately preceding the Closing Date; provided that in no event shall (x) the Fair Market Value of the Contributed PIK Notes pursuant to any calculation above be greater than $32,666,666.67 minus the Contributed PIK Interest (and any excess value shall be disregarded for the purposes of this definition only) or (y) the Fair Market Value of the Contributed Senior Subordinated Notes pursuant to any calculation above be greater than $41,500,000 minus the Contributed Senior Interest (and any excess value shall be disregarded for the purposes of this definition only).

2.         Conditions. The Commitment, including the obligation of the Fund to fund the Commitment, shall be subject to (i) the execution and delivery of the Purchase Agreement by the Purchaser, and (ii) the closing of the Transaction in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any terms or conditions thereof that is, or would reasonably likely to be, detrimental or unfavorable to the Fund (other than waivers, modifications or amendments that are (i) consented to by the Fund, (ii) ministerial in nature, or (iii) beneficial to or in favor of the Purchaser, Newco and the Fund).

3.         Representations and Warranties. The Fund represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

4.         (a)     Authority, Non-Contravention. The Fund has the requisite power and authority to enter into this Letter Agreement and to consummate the transactions contemplated by this Letter Agreement. This Letter Agreement has been duly executed and delivered by the Fund and constitutes a valid and binding obligation of the Fund, enforceable against it in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors’ rights and to general principles of equity. The execution and delivery of this Letter Agreement and the consummation of the transactions contemplated by this Letter Agreement have been duly authorized by all necessary corporate, partnership or other organizational action on the part of the Fund. The execution and delivery of this Letter Agreement by the Fund does not, and the consummation of the transactions contemplated by this Letter Agreement and compliance by the Fund with the provisions hereof will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the Fund’s properties or assets under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Fund. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Entity is required by or with respect to the Fund in connection with its execution and delivery of this Letter Agreement or the consummation by the Fund of the transactions contemplated by this Letter Agreement, except for applicable requirements, if any, under applicable securities laws and the rules and regulations thereunder.

(b)      Accredited Investor; No Public Distribution Intent. Each of the Fund and any affiliated entity of the Fund purchasing shares of Series E Preferred Stock (or shares of Common Stock, as applicable) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. Each of the Fund and any affiliated entity of the Fund purchasing shares of Series E Preferred Stock (or shares of Common Stock, as applicable) is purchasing the Series E Preferred Stock (or shares of Common Stock, as applicable) for the Fund’s or such affiliated entity’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

5.         Enforceability. This Letter Agreement may only be enforced by the Purchaser. The Purchaser’s creditors shall have no right to enforce this Letter Agreement or to cause Purchaser to enforce this Letter Agreement.

6.         No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of the Purchaser and the Fund. This Letter Agreement and the Other Fund Commitment constitute the sole agreement, and supersede all prior agreements, understandings and statements, written or oral, between the Fund or any of its affiliates, on the one hand, and the Purchaser or any of its affiliates, on the other, with respect to the subject matter herein.

7.         Governing Law; Jurisdiction. This Letter Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to conflicts of law principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and the Federal courts of the United States of America located in the State of New York, Borough of Manhattan, solely in respect of the interpretation and enforcement of the provisions of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

8.         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the transactions contemplated by this Letter Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

9.         Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.       No Third Party Beneficiaries. Except as set forth in Section 12, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Letter Agreement, and this Letter Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this Letter Agreement.

11.       Confidentiality. This Letter Agreement shall be treated as confidential and is being provided to the Purchaser solely in connection with the Transaction. This Letter Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Fund and the Purchaser; provided that no such written consent shall be required (and the Fund and its affiliates shall be free to release such information) for disclosures to Fund’s and its affiliates’ partners, members, directors, officers, employees, agents, legal, financial, accounting or other advisors, potential debt and equity financing sources, co-investors, related investment funds, consultants and other representatives, and representatives thereof, so long as such persons agree to keep such information confidential on terms substantially identical to the terms contained in this Section 11; provided, further, that the Fund, Newco or the Purchaser may disclose the existence and terms of this Letter Agreement to the extent required by law, the applicable rules of any national securities exchange or in connection with any Securities and Exchange Commission filings relating to the Transaction.

12.       Termination. This Letter Agreement and the obligation of the Fund to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (i) the full discharge of the obligations herein in connection with the Closing, (ii) the valid termination of the Purchase Agreement in accordance with its terms or (iii) the valid termination of the Other Fund Commitment.

13.       No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, the Purchaser covenants, agrees and acknowledges that no Person other than the Fund or its successors and assigns has any obligation hereunder and that, notwithstanding that the Fund may be a partnership or limited liability company, the addressee has no right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of Fund or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

14.       Assignment. Neither the Fund nor the Purchaser may assign or delegate its rights, interests or obligations hereunder (except by operation of law) without the prior written consent of the other party hereto, except that the Fund may assign or delegate its rights, interests or obligations hereunder to one or more affiliates that agrees to assume the Fund’s rights, interests or obligations hereunder and under the Voting Agreement; provided, that the Fund shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate.

[Signature Page Immediately Follows]

Sincerely, HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
By:	Harbinger Capital Partners Special Situations GP, LLC
By:	HMC - New York, Inc., Managing Member
By:	/s/ Philip Falcone
Name: Philip Falcone Title: Senior Manging Director

Agreed to and accepted:

SALTON, INC.

By:	/s/ Terry Polistina
Name: Terry Polistina
Title: President and Chief Executive Officer

Acknowledged by:

APPLICA PET PRODUCTS LLC

By:	/s/ Lisa R. Carstarphen
Name: Lisa R. Carstarphen
Title: Corporate Secretary